                                                                    Exhibit 21.1


                           Subsidiaries Of The Company



                                      State
                                        of
Name                                Incorporation           Business Name
----                                -------------           -------------


Gliatech R & D, Inc.                    Ohio                Gliatech R & D, Inc.


GIC, Inc.                              Delaware             GIC, Inc.



                                      X-25